Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Enpath Medical, Inc. of our report dated January 18, 2005 (except for Note 6, as to which the date is February 9, 2005) with respect to the consolidated financial statements and schedule of Enpath Medical, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

McGladrey & Pullen, LLP

Minneapolis, Minnesota

May 5, 2005